Exhibit 4.2

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 11, 2005, among LifeCare Holdings, Inc. (the “Company”), all of the direct and indirect subsidiaries of the Company (the “Guarantors”) and U.S. Bank National Association, as trustee, under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Rainier Acquisition Corp., a Delaware corporation (“Rainier”), has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 11, 2005, providing for the issuance of 9 1/4% Senior Subordinated Notes due 2013 (the “Notes”);

WHEREAS, as of August 11, 2005, Rainier merged with and into the Company (the “Merger”) and, upon effectiveness of the Merger, the Company, as surviving corporation pursuant to the Merger has, by operation of law, assumed the obligations of Rainier pursuant to the Indenture and the Notes;

WHEREAS, in accordance with Article 8 and Section 901 of the Indenture, the Company is executing this Supplemental Indenture in order to evidence the Company’s assumption of the obligations of Rainier under the Indenture and the Notes in connection with the Merger;

WHEREAS, each Guarantor has agreed to become a party to the Indenture as a Guarantor; and

WHEREAS, all acts and things necessary have been done to make this Supplemental Indenture a valid agreement and supplemental to the Indenture in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each of the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE ONE

DEFINITIONS

Section 1.1 Defined Terms. Terms used in this Supplemental Indenture but not defined herein shall have the meaning assigned to such terms in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE TWO

AGREEMENT TO BE BOUND; GUARANTEE

Section 2.1 Agreement of the Company to be Bound. The Company hereby becomes a party to the Indenture and the Notes by assuming all of Rainier’s obligations under the Indenture and the Notes. The Company agrees to be bound by all of the provisions of the Indenture and the Notes applicable to Rainier and to perform all of the obligations and agreements of Rainier under the Indenture and the Notes. All references to the “Company” in the Indenture shall be deemed to refer to LifeCare Holdings, Inc. from and after the date of this Supplemental Indenture.

Section 2.2 Agreement of the Guarantor to be Bound. Each Guarantor hereby becomes a party to the Indenture as a Guarantor and, as such, will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.3 Guarantee. Subject to Article 12 of the Indenture, each Guarantor unconditionally, as primary obligor and not merely as surety, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, this Supplemental Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, interest and Special Interest, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

ARTICLE THREE

MISCELLANEOUS

Section 3.1 Ratification of Indenture; Supplemental Indenture Part of Indenture; Trustee’s Disclaimer. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture and is not

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responsible for any of the recitals or statements made herein, all of which are the recitals or statements of the Company.

Section 3.2 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.3 No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person (other than the Indenture). Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture or the Indenture.

Section 3.4 Severability. In case any provision in this Supplemental Indenture, the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.5 Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.6 Headings, etc. The Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Supplemental Indenture has been executed by the parties hereto as of the date first above written.

LIFECARE HOSPITALS, INC.

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

LIFECARE HOSPITALS OF DAYTON, INC.

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

LIFECARE HOSPITALS OF MILWAUKEE, INC.

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

LIFECARE HOSPITALS OF NORTHERN NEVADA, INC.

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

LIFECARE HOSPITALS OF PITTSBURGH, INC.

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

LIFECARE HOSPITALS OF SOUTH TEXAS, INC.

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

LIFECARE HOSPITALS OF CHESTER COUNTY, INC.

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

NEXTCARE HOSPITALS/MUSKEGON, INC.

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

NEXTCARE SPECIALTY HOSPITAL OF DENVER, INC.

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

LIFECARE HOLDINGS, INC.

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

CAREREHAB SERVICES, L.L.C.
CRESCENT CITY HOSPITALS, L.L.C.
LIFECARE HOSPITALS OF NEW ORLEANS, L.L.C.
LIFECARE HOSPITALS OF NORTH CAROLINA, L.L.C.
LIFECARE INVESTMENTS, L.L.C.
LIFECARE MANAGEMENT SERVICES, L.L.C.
LIFECARE HOLDING COMPANY OF TEXAS, L.L.C.

By: LifeCare Management Services, L.L.C.,
as Manager, with respect to each entity other than itself

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

LIFECARE HOSPITALS OF NORTH TEXAS, L.P.
SAN ANTONIO SPECIALTY HOSPITAL, LTD.
LIFECARE HOSPITALS OF FORT WORTH, L.P.

By: LifeCare Holding Company of Texas, L.L.C., its General Partner
By: LifeCare Management Services, L.L.C., its Sole Member
By: LifeCare Holdings, Inc., its Sole Member

By:	/s/ W. Earl Reed
Name: W. Earl Reed, III
Title: President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

The foregoing Supplemental Indenture Agreement is hereby confirmed and accepted by the trustee as of the date first above written.

By: U.S. Bank National Association

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

[Signature Page to Supplemental Indenture]